Exhibit 99(L)
Skadden, Arps, Slate, Meagher & Flom llp
FOUR TIMES SQUARE
NEW YORK 10036-6522
________
TEL: (212) 735-3000
February 3, 2011
The Gabelli Global Gold, Natural Resources &
Income Trust
One Corporate Center
Rye, New York 100580-1422

RE:	The Gabelli Global Gold, Natural Resources & Income Trust File Nos. 333-170691 and 811-21698
Ladies and Gentlemen:
          We have acted as special counsel to The Gabelli Global Gold, Natural Resources & Income Trust, a statutory trust (the “Fund”) created under the Delaware Statutory Trust Act, in connection with certain matters arising out of the registration of the following securities having an aggregate offering price of up to $750,000,000 (collectively, the “Shares”): (i) common shares, $0.001 par value per share, of the Fund (“Common Shares”) and (ii) preferred shares, $0.001 par value per share, of the Fund (“Preferred Shares”), covered by the registration statement on Form N-2 (File Nos. 333-170691 and 811-21698) (the “Registration Statement”), filed by the Fund with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:
          (a) the Registration Statement as filed with the Commission on November 18, 2010 under the 1933 Act;
          (b) the Pre-Effective Amendment No. 1 to the Registration Statement as filed with the Commission on February 1, 2011;
          (c) the Pre-Effective Amendment No. 2 to the Registration Statement as filed with the Commission on February 3, 2011;
          (d) the Second Amended and Restated Agreement and Declaration of Trust of the Fund, dated February 26, 2009 (the “Declaration of Trust”), filed as an exhibit to the Fund’s current shelf registration statement (File Nos. 333-164363 and 811-21698) on January 15, 2010 and incorporated by reference in the Registration Statement;
          (e) the Amended & Restated By-Laws of the Fund (the “By-Laws”), adopted and effective as of December 3, 2010, filed as an exhibit to the Fund’s Form 8-K (811-21698) on December 9,

The Gabelli Global Gold, Natural Resources & Income Trust
February 3, 2011
2010 and incorporated by reference in the Registration Statement;
          (f) the Sales Agreement (the “Sales Agreement”) entered into by and among the Fund, as issuer, Gabelli Funds, LLC, and Gabelli & Company, Inc. (the “Sales Manager”), filed as an exhibit to the Registration Statement;
          (g) the Statement of Preferences setting forth the rights, powers, terms, and preferences of the Fund’s Series A Cumulative Preferred Shares filed as an exhibit to Post-Effective Amendment No. 1 to the Fund’s registration statement on Form N-2 on October 12, 2007 (333-143009) and incorporated by reference in the Registration Statement;
          (h) a specimen certificate representing the Common Shares, filed as an exhibit to Pre-Effective Amendment No. 2 to the Fund’s registration statement on Form N-2 on March 23, 2005 (333-121998) and incorporated by reference in the Registration Statement;
          (i) a specimen certificate representing the Preferred Shares, filed as an exhibit to Post-Effective Amendment No. 1 to the Fund’s registration statement on Form N-2 on October 12, 2007 (333-143009) and incorporated by reference in the Registration Statement; and
          (j) resolutions (the “Resolutions”) adopted by the Board of Trustees of the Fund (the “Board”) relating to the registration and issuance of the Shares and related matters.
          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Fund, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the share certificates representing the Common Shares and the Preferred Shares will conform to the specimens examined by us and will be signed manually or by facsimile by an authorized officer of the transfer agent and registrar for the Common Shares or the Preferred Shares, as applicable, and registered by such transfer agent and registrar. We have also assumed that the terms of the Preferred Shares will contain the provisions required by the Investment Company Act of 1940 and will be consistent with the requirements for Preferred Shares set forth in the Declaration of Trust. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Fund and others.
          Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to any laws other than applicable Delaware trust law.
          Based upon and subject to the foregoing, we are of the opinion that, when (i) the Registration Statement becomes effective under the 1933 Act; and (ii) certificates representing the Common Shares and the Preferred Shares in the forms of the specimen certificates examined by us have

The Gabelli Global Gold, Natural Resources & Income Trust
February 3, 2011
been signed by an authorized officer of the transfer agent and registrar for the Common Shares or the Preferred Shares, as applicable, and registered by such transfer agent and registrar, and have been delivered against payment at a price per share not less than the par value thereof and, if applicable, as contemplated by any sales agreement for the sale of such Common Shares or Preferred Shares, the issuance and sale of the Common Shares or the Preferred Shares, as applicable, will have been duly authorized, and the Common Shares or the Preferred Shares, as applicable, will be validly issued, fully paid and nonassessable.
          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Opinions” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP